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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Health Realty, Inc.
Murfreesboro, Tennessee

      We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-82737 and Forms S-8 No. 333-61699 and No. 333-127177) of National Health Realty, Inc. of our reports dated January 23, 2006, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of National Health Realty, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO Seidman, LLP
Memphis, Tennessee
March 6, 2006